Invitae Divests Ciitizen Health Data Platform and Implements Further Cost Cuts
– Maintains Minority Equity Stake in Ciitizen –
– Anticipated Total Cash Savings of Approximately $90-100 Million on an Annualized Basis –
SAN FRANCISCO – Dec. 13, 2023 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced strategic changes to streamline operations and reduce operating cash burn. The company has divested the assets of Ciitizen and announced strategic cost cuts, which will include a workforce reduction and other operating expense reductions.
Ciitizen Divestiture
Ciitizen is a patient-centric consumer health tech platform that helps patients collect, organize, store and share their medical records digitally. With the divestiture, the Ciitizen assets have been transferred to a new entity established by the leadership team of the Ciitizen business and funded by a group of venture capital investors. Invitae maintains a minority equity interest in this newly formed company. Invitae and the new company intend to collaborate on key initiatives as the Ciitizen platform expands globally.
Invitae continues to operate its core genetics data business, including sponsored testing programs, biopharma research services and rare disease discovery.
“We continue to believe that patient-consented data is growing in importance for improving patient care, and that this new company will be able to take the platform to the next level,” said Ken Knight, president and chief executive officer of Invitae.
“Ciitizen’s direct relationships with patients are at the heart of our platform, and Ciitizen has proven its benefits to patients living with rare diseases,” said Farid Vij, prior Ciitizen general manager at Invitae and chief executive officer of the new company. “We’re grateful for the incredible support from Invitae and our investors, and we are excited to continue to serve more patients and their families. We remain dedicated to working closely with the patient advocacy groups and industry partners in the rare disease community, and we look forward to exploring opportunities by partnering with Invitae.”
Strategic Operating Expense Reductions
Today, the company also implemented efforts to significantly reduce its operating expenses via a workforce reduction and other cost saving initiatives, which include streamlining processes across its core platforms and optimizing its technology, professional services and other spending.
In combination with the Ciitizen transaction, these initiatives are anticipated to result in annualized cash savings of approximately $90-100 million, excluding one-time severance related payments.
Knight continued, “The actions announced today will assist in streamlining our operations and reducing our cash burn. While these moves unfortunately involve a reduction in our workforce, we are committed to working closely with those impacted to ensure a smooth transition for them and for our customers and patients.”
About Invitae
Invitae (NYSE: NVTA) is a leading medical genetics company trusted by millions of patients and their providers to deliver timely genetic information using digital technology. We aim to provide accurate and actionable answers to strengthen medical decision-making for individuals and their families. Invitae's genetics experts apply a rigorous approach to data and research, serving as the foundation of their mission to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people.
To learn more, visit invitae.com and follow for updates on Twitter, Instagram, Facebook and LinkedIn @Invitae.

Safe Harbor Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s strategic objectives and anticipated outcomes; the divestiture of and future partnership opportunities with Ciitizen; and operational streamlining, cost reduction initiatives and their projected impact on the company’s financial and operational performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the availability of and need for capital; the ability to service the company’s debt obligations; the successful execution and anticipated benefits of the divestiture and cost reduction strategies; potential unforeseen costs or challenges associated with these strategies; the risk that the disruption resulting from these activities may harm the company’s business, market share or its relationship with customers or potential customers; the impact of inflation and the current economic environment on the company’s business; and the other risks set forth in the reports filed by the company with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.
Invitae Contacts:
Investor Relations
Hoki Luk
ir@invitae.com
Public Relations
Amy Hadsock
pr@invitae.com